Exhibit 15.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-253062) pertaining to the historical BSA Plans (04-12, 2013, 2014, 2015-1, 2015-2(a), 2016 Ordinary, 2016 Performance, 2016-02, 2017, 2018, 2018-01, 2018-02, 2019-1, 2020), historical BSPCE Plans (2012-1, 08-2013, 09-2014, 2015-01, 2015-03, 2016, 2016 Performance, 2017 Ordinary, 2017), historical Free Share Plans (2017, 2018, 2019), historical Stock Option Plans (2016, 2016-2, 2017, 2018, 2019, LLY 2019), BSA Plan, Free Share Plan, and 2020 Stock Option Plan of Nanobiotix S.A.; and

2.Registration Statement (Form S-8 No. 333-257239) pertaining to the BSA Plan, Free Share Plan and 2021 Stock Option plan of Nanobiotix S.A.; and

3.Registration Statement (Form S-8 No. 333-272947) pertaining to the 2023 Free Share Plan of Nanobiotix S.A.; and

4.Registration Statement (Form S-8 No. 333-287272) pertaining to the 2025 Free Share Plan of Nanobiotix S.A.; and

5.Registration Statement (Form F-3 No. 333-285604) of Nanobiotix S.A.;

Of our report dated April 24, 2024, with respect to the consolidated financial statements of Nanobiotix S.A. included in this Annual Report (Form 20-F) of Nanobiotix S.A for the year ended December 31, 2025.

/s/ Ernst & Young et Autres
Paris-La Défense, France
March 31, 2026